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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


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                                   FORM 10-K

               ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


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                               THE LIMITED, INC.
            (exact name of Registrant as specified in its charter)


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                                    EXHIBITS

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                                                                     EXHIBIT 11
                      THE LIMITED, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (Thousands except per share amounts)

                                               Quarter Ended
                                         ---------------------------
                                         January 29,   January 30,
                                             1994          1993
                                         ------------  -------------
Net Income                                 $196,327      $243,904
                                         ===========   =============

Common Shares outstanding:

   Weighted average                         379,454       379,454

   Dilutive effect of stock options             617         1,762

   Weighted average treasury shares         (18,920)      (16,921)
                                         ------------  -------------

   Weighted average used to calculate
       net income per share                 361,151       364,295
                                         ============  =============

Net Income per share                       $   0.54      $   0.67
                                         ============  =============
                                                 Year Ended
                                         ---------------------------
                                         January 29,     January 30,

                                             1994          1993
                                         ------------  -------------
Net Income                                 $390,999      $455,497
                                         ============  =============

Common Shares outstanding:

    Weighted average                        379,454       379,454

    Dilutive effect of stock options            957         1,503

    Weighted average treasury shares        (17,177)      (17,219)
                                         ------------  -------------

    Weighted average used to calculate
       net income per share                 363,234       363,738
                                         ============  =============

Net Income per share                       $   1.08      $   1.25
                                         ============  =============
